                           SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                        of 1934 [Amendment No. ______]


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[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SAFETY-KLEEN CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

     On February 23, 1998, SK Parent Corp. issued the following press release:


SARD VERBINNEN & CO                                                         NEWS

FOR IMMEDIATE RELEASE            Contact:  David Reno/Fred Bratman
---------------------                      Sard Verbinen & Co
                                           212/687-8080

                 SK PARENT CORP. EXPECTS TO CLOSE ACQUISITION
                          OF SAFETY-KLEEN ON MARCH 6
                       -------------------------------

      NEW YORK, NY, February 23, 1998 - SK Parent Corp., a company owned equally by Philip Services Corp. (NYSE: PHV), affiliates of Apollo Management, L.P. and affiliates of the Blackstone Group, said today that it expects to close its acquisition of Safety-Kleen Corp. (NYSE: SK) on March 6, if shareholders vote in favor of SK Parent's merger offer of $27 a share at a special meeting scheduled for February 25, 1998.

     Philip Services is a fully integrated resource recovery and industrial services company, with operations throughout the United States, Canada and the United Kingdom. Philip provides steel, copper and aluminum processing and recovery services, together with diversified industrial outsourcing services, to all major industry sectors.

     Apollo Management is a private merchant banking firm with in excess of $5 billion of assets that specializes in private equity and debt transactions. The Blackstone Group is a private investment bank, affiliates of which sponsor corporate private equity and real estate funds with aggregate commitments of $5 billion.

                                      ###

      Sard Verbinnen & Co., Inc.  650 Third Avenue  New York, NY  10017
                       Tel 212 687-8080 Fax 212 687-8344